Exhibit 99.2

MedCareers Group, Inc.
Unaudited Pro Forma Condensed Financial Statements

The following unaudited pro forma condensed financial statements and related notes are presented to show the pro forma effects of the recapitalization of MedCareers Group, Inc. with Nurses Lounge, Inc. in November 2010.

Under a recapitalization, the books and records of the acquired company (Nurses Lounge, Inc.) become the books and records of the surviving company (MedCareers Group, Inc. (“MedCareers”)) so that the historical activity of MedCareers is replaced with the historical activity and balances of Nurses Lounge, Inc. including MedCareers balances assumed as part of the recapitalization.

The pro forma condensed statements of operations are presented to show income as if the recapitalization with Nurses Lounge, Inc. occurred as of the beginning of each period presented.  The pro forma condensed balance sheet is based on the assumption that the Nurses Lounge, Inc. recapitalization occurred effective October 31, 2010.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed financial statements.  The pro forma data are not necessarily indicative of the financial results that would have been attained had the Nurses Lounge recapitalization occurred on the dates referenced above and should not be viewed as indicative of operations in future periods.  The unaudited pro forma condensed financial statements should be read in conjunction with notes thereto, MedCareers’ Annual Report on Form 10-K for the year ended January 31, 2011 (when filed), Quarterly Report on Form 10-Q for the period ended October 31, 2010 and this Form 8-K/A which includes the Audit of Nurses Lounge, LP immediately preceding the conversion to Nurses Lounge, Inc. and the recapitalization included herein.

MedCareers Group, Inc.
Unaudited Pro Forma Condensed Statement of Operations
For The Nine Months Ended October 31, 2010

	MedCareers	Nurses Lounge, Inc.
	October 31, 2010	October 31, 2010	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES
Revenues	$4,460	$-	$(4,460)		$-

EXPENSES
Selling, general and administrative	117,854	14,924	(117,854)		14,924
	117,854	14,924	(117,854)		14,924

LOSS FROM OPERATIONS	(113,394)	(14,924)	113,394		(14,924)

OTHER EXPENSES
Other Expense	(5,982)	-	5,982	(a)	-
Interest Expense	(10,009)	(112,072)	10,009	(a)	(112,072)

Net income (loss)	$(129,385)	$(126,996)	$129,385		$(126,996)

Basic and diluted earnings per common share	$(0.00)				$(0.01)

Weighted shares outstanding – basic and diluted	32,829,396				20,111,034

See accompanying notes to the unaudited pro forma condensed financial statements.

MedCareers Group, Inc.
Unaudited Pro Forma Condensed Balance Sheet
as of October 31, 2010

	MedCareers	Nurses Lounge, Inc.
	October 31, 2010	October 31, 2010	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Assets
Current assets	$67,111	$-	$-		$67,111
Fixed Assets (net)	-	300	-		300
Other assets	223,931	-	-		-

	$291,042	$300	$-		$291,342

Liabilities and shareholders' equity
Current liabilities	$31,688	$-	$-		$31,688
Short-term debt	144,895	884,741	(884,741)	(a)	144,895
Long-term debt	202,935	-	-		202,935
Shareholders' deficit	(88,476)	(884,441)	884,741	(a)	(88,176)
	$291,042	$300	$-		$291,342

See accompanying notes to the unaudited pro forma condensed financial statements.

MedCareers Group, Inc.
Notes to Unaudited Pro Forma Condensed Financial Statements

Basis of Presentation

The unaudited pro forma statement of operations for the nine months ended October 31, 2010 is based on the audited financial statements of Nurses Lounge, LP which was converted to Nurses Lounge, Inc., now MedCareers for the nine months ended October 31, 2010, the unaudited statement of combined revenues and direct operating expenses reflect MedCareers after the Nurses Lounge, Inc. recapitalization for the nine months ended October 31, 2010 and the adjustments and assumptions described below.

Under a recapitalization, the books and records of the acquired company (Nurses Lounge, Inc.) become the books and records of the surviving company (MedCareers Group, Inc. (“MedCareers”)) so that the historical activity of MedCareers is replaced with the historical activity and balances of Nurses Lounge, Inc. including MedCareers balances assumed as part of the recapitalization.

Pro forma adjustments:

The unaudited pro forma statements of operations reflect the following adjustments:

a.	Elimination of the historical activity of MedCareers prior to the recapitalization.

The unaudited pro forma balance sheet reflects the following adjustments associated with the Nurses Lounge, Inc. recapitalization in November 2010.

a.	Issuance of common stock to the equity holders of Nurses Lounge, Inc. and the conversion of notes payable to stock upon the recapitalization.